Exhibit 99.1
CVR Refining Reports 2013 Third Quarter Results
And Announces Cash Distribution of 30 Cents

SUGAR LAND, Texas (Nov. 1, 2013) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced third quarter 2013 net income of $86.0 million on net sales of $1,910.5 million, compared to net income of $318.6 million on net sales of $2,337.4 million for the 2012 third quarter.

“Our third quarter results were significantly impacted by the unprecedented downtime associated with the outage of the Fluid Catalytic Cracking Unit (FCCU) at the Coffeyville refinery due to a failure of a major piece of equipment in the unit. In addition, crude differentials tightened in late August and crack spreads and product basis weakened during the quarter, further impacting our results,” said Jack Lipinski, chief executive officer. “The Coffeyville refinery resumed full operations on Sept. 11, which was a few days earlier than anticipated, and sustained processing rates averaging approximately 115,000 barrels per day (bpd) for the remainder of the quarter. At the same time, the Wynnewood refinery exceeded planned throughput rates for the quarter, somewhat offsetting the impact from the FCCU outage at the Coffeyville refinery.”

For the first nine months of 2013, net income was $700.6 million on net sales of $6,322.6 million, compared to net income of $540.7 million on net sales of $6,465.5 million for the first nine months of 2012.

Distributions

CVR Refining also announced today a third quarter 2013 distribution of 30 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on Nov. 18, 2013, to unitholders of record on Nov. 11, 2013.

CVR Refining’s third quarter cash distribution brings the cumulative cash distributions paid or declared for the first nine months of 2013 to $3.23 per common unit.

CVR Refining also updated its 2013 full year distribution outlook to $3.45 to $3.70 per common unit, which includes 18 cents from the pre-IPO period of Jan. 1, 2013, to Jan. 22, 2013. The updated outlook is a result of current market conditions, primarily the decrease in the Group 3 2-1-1 crack spread.

Third Quarter 2013 Earnings Conference Call Information

CVR Refining previously announced that it will host its third quarter 2013 Earnings Conference Call for analysts and investors on Friday, Nov. 1, at 12 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=96153. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at http://www.videonewswire.com/event.asp?id=96153. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 421489.

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Forward Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as "outlook," "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining undertakes no duty to update its forward-looking statements.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a 115,000 barrel per day complex full coking medium-sour crude oil refinery in Coffeyville, Kan., and a 70,000 bpd medium complexity crude oil refinery in Wynnewood, Okla. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 350 miles of pipelines, more than 125 crude oil transports, a network of strategically located crude oil gathering tank farms, and more than six million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Relations:
Jay Finks
CVR Refining, LP
281-207-3588
IR@CVRRefining.com

Media Relations:
Angie Dasbach
CVR Refining, LP
281-207-3550
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,910.5	$2,337.4	$6,322.6	$6,465.5
Cost of product sold	1,734.7	1,694.1	5,317.0	5,191.0
Direct operating expenses	104.7	88.8	274.5	253.1
Selling, general and administrative expenses	18.9	21.2	57.8	67.5
Depreciation and amortization	28.8	27.5	85.2	80.4
Operating income	23.4	505.8	588.1	873.5
Interest expense and other financing costs	(10.0)	(18.2)	(34.8)	(56.0)
Interest income	0.1	—	0.3	—
Gain (loss) on derivatives, net	72.5	(168.9)	173.0	(277.4)
Loss on extinguishment of debt	—	—	(26.1)	—
Other income (expense), net	—	(0.1)	0.1	0.6
Income before income tax expense	86.0	318.6	700.6	540.7
Income tax expense	—	—	—	—
Net income	$86.0	$318.6	$700.6	$540.7

Net income subsequent to initial public offering (January 23, 2013 - September 30, 2013)**	$86.0		$622.8
Net income per common unit - basic	$0.58		$4.22
Net income per common unit - diluted	$0.58		$4.22

Weighted average, number of common units outstanding (in thousands):
Basic	147,600		147,600
Diluted	147,600		147,600

** Reflective of net income per common unit since closing the Partnership’s initial public offering (“Offering”) on January 23, 2013. The Partnership has omitted net income per unit for 2012 because the Partnership operated under a different capital structure prior to the closing of the Offering and, as a result, the per unit data would not be meaningful to investors. Based upon net income for the nine months ended September 30, 2013, net income per common unit would have been $4.75 per common unit.

	As of September 30, 2013	As of December 31, 2012
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$250.5	$153.1
Working capital	819.0	382.7
Total assets	2,686.5	2,258.5
Total debt, including current portion	562.9	773.2
Total partners’ capital	1,675.3	980.8

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$16.2	$413.7	$483.4	$799.2
Investing activities	(60.7)	(20.2)	(140.7)	(82.4)
Financing activities	(188.3)	(343.4)	(245.3)	(640.0)
Net cash flow	$(232.8)	$50.1	$97.4	$76.8
Other Financial Data:
Capital expenditures for property, plant and equipment	$60.7	$20.2	$140.8	$82.8

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$11.89	$36.31	$20.15	$26.34
FIFO impact (favorable) unfavorable	(3.68)	(2.87)	(1.67)	1.12
Refining margin adjusted for FIFO impact*	8.21	33.44	18.48	27.46
Gross profit*	2.86	29.75	12.94	19.45
Direct operating expenses and major scheduled turnaround expenses	7.08	5.02	5.50	5.23
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$6.92	$4.81	$5.29	$4.75
Barrels sold (barrels per day)	164,431	200,683	190,055	194,638

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	130,876	78.1%	149,768	73.8%	147,074	76.9%	136,463	73.4%
Medium	20,752	12.4%	21,188	10.4%	17,901	9.4%	21,708	11.7%
Heavy sour	9,072	5.4%	21,607	10.6%	17,805	9.3%	18,418	9.9%
Total crude oil throughput	160,700	95.9%	192,563	94.8%	182,780	95.6%	176,589	95.0%
All other feedstocks and blendstocks	6,863	4.1%	10,475	5.2%	8,444	4.4%	9,448	5.0%
Total throughput	167,563	100.0%	203,038	100.0%	191,224	100.0%	186,037	100.0%
Production:
Gasoline	74,990	45.2%	98,016	48.5%	89,390	46.8%	92,114	49.7%
Distillate	69,390	41.8%	82,224	40.7%	79,230	41.4%	75,568	40.8%
Other (excluding internally produced fuel)	21,666	13.0%	21,928	10.8%	22,579	11.8%	17,588	9.5%
Total refining production (excluding internally produced fuel)	166,046	100.0%	202,168	100.0%	191,199	100.0%	185,270	100.0%
Product price (dollars per gallon):
Gasoline	$2.89		$3.03		$2.86		$2.93
Distillate	3.07		3.15		3.04		3.07

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$105.81	$92.20	$98.20	$96.16
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.30	3.34	2.14	4.10
WTI less WCS (heavy sour)	22.92	15.53	22.27	21.06
NYMEX Crack Spreads:
Gasoline	16.27	31.70	23.92	29.21
Heating Oil	22.13	33.86	27.46	30.54
NYMEX 2-1-1 Crack Spread	19.20	32.78	25.69	29.87
PADD II Group 3 Basis:
Gasoline	(1.57)	2.22	(2.43)	(2.58)
Ultra Low Sulfur Diesel	0.80	5.53	1.66	2.04
PADD II Group 3 Product Crack:
Gasoline	14.70	33.92	21.49	26.63
Ultra Low Sulfur Diesel	22.93	39.38	29.12	32.58
PADD II Group 3 2-1-1	18.81	36.65	25.31	29.60

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$992.2	$1,564.3	$3,833.9	$4,143.8
Cost of product sold	893.8	1,135.2	3,206.4	3,327.7
Refining margin*	98.4	429.1	627.5	816.1
Direct operating expenses	68.4	47.3	170.7	134.7
Major scheduled turnaround expenses	—	0.2	—	21.2
Depreciation and amortization	17.7	17.4	52.9	52.1
Gross profit*	$12.3	$364.2	$403.9	$608.1

Refining margin adjusted for FIFO impact*	$60.0	$384.8	$567.2	$857.8

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$13.48	$37.42	$21.56	$26.71
FIFO impact (favorable) unfavorable	(5.26)	(3.86)	(2.07)	1.37
Refining margin adjusted for FIFO impact*	8.22	33.56	19.49	28.08
Gross profit*	1.69	31.76	13.88	19.90
Direct operating expenses and major scheduled turnaround expenses	9.37	4.14	5.86	5.10
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$9.12	$3.90	$5.51	$4.58
Barrels sold (barrels per day)	81,532	132,372	113,518	124,172

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Coffeyville Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	69,785	84.0%	100,427	76.0%	88,337	78.4%	90,871	77.0%
Medium	514	0.6%	2,609	2.0%	454	0.4%	2,216	1.9%
Heavy sour	9,072	10.9%	21,607	16.4%	17,805	15.8%	18,418	15.6%
Total crude oil throughput	79,371	95.5%	124,643	94.4%	106,596	94.6%	111,505	94.5%
All other feedstocks and blendstock	3,711	4.5%	7,465	5.6%	6,067	5.4%	6,448	5.5%
Total throughput	83,082	100.0%	132,108	100.0%	112,663	100.0%	117,953	100.0%
Production:
Gasoline	35,493	42.4%	63,991	47.8%	52,507	45.8%	58,889	49.2%
Distillate	35,206	42.0%	56,230	42.0%	48,018	41.9%	50,766	42.4%
Other (excluding internally produced fuel)	13,050	15.6%	13,756	10.2%	14,003	12.3%	10,014	8.4%
Total refining production (excluding internally produced fuel)	83,749	100.0%	133,977	100.0%	114,528	100.0%	119,669	100.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$917.2	$772.8	$2,485.4	$2,321.0
Cost of product sold	841.1	559.5	2,110.2	1,864.9
Refining margin*	76.1	213.3	375.2	456.1
Direct operating expenses	36.2	30.1	103.8	83.6
Major scheduled turnaround expenses	—	11.0	—	13.4
Depreciation and amortization	9.9	9.0	28.7	25.7
Gross profit*	$30.0	$163.2	$242.7	$333.4

Refining margin adjusted for FIFO impact*	$60.2	$206.7	$352.2	$468.7

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$10.17	$34.13	$18.04	$25.58
FIFO impact (favorable) unfavorable	(2.13)	(1.06)	(1.11)	0.70
Refining margin adjusted for FIFO impact*	8.04	33.07	16.93	26.28
Gross profit*	4.00	26.12	11.66	18.70
Direct operating expenses and major scheduled turnaround expenses	4.85	6.58	4.99	5.44
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.75	$6.54	$4.97	$5.02
Barrels sold (barrels per day)	82,899	68,311	76,537	70,466

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Wynnewood Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	61,091	72.3%	49,341	69.6%	58,737	74.8%	45,592	67.0%
Medium	20,238	24.0%	18,579	26.2%	17,447	22.2%	19,492	28.6%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	81,329	96.3%	67,920	95.8%	76,184	97.0%	65,084	95.6%
All other feedstocks and blendstocks	3,152	3.7%	3,010	4.2%	2,377	3.0%	3,000	4.4%
Total throughput	84,481	100.0%	70,930	100.0%	78,561	100.0%	68,084	100.0%
Production:
Gasoline	39,497	48.0%	34,025	49.9%	36,883	48.1%	33,225	50.7%
Distillate	34,184	41.5%	25,994	38.1%	31,212	40.7%	24,802	37.8%
Other (excluding internally produced fuel)	8,616	10.5%	8,172	12.0%	8,576	11.2%	7,574	11.5%
Total refining production (excluding internally produced fuel)	82,297	100.0%	68,191	100.0%	76,671	100.0%	65,601	100.0%

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Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See Use of Non-GAAP Financial Measures below.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries' performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Gross profit is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization. Gross profit per throughput barrel is calculated as gross profit as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable; share-based compensation, non-cash; major scheduled turnaround expenses; loss on extinguishment of debt; loss on disposition of fixed assets; (gain) loss on derivatives, net; current period settlements on derivative contracts and expenses associated with the Gary-Williams acquisition. We present Adjusted EBITDA because it is the starting point for our available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enables investors to better understand our ability to make distributions to our common unitholders, evaluate our ongoing operating results and allows for greater transparency in reviewing our overall financial, operational and economic performance. EBTIDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions)
Net income	$86.0	$318.6	$700.6	$540.7
Add:
Interest expense and other financing costs, net of interest income	9.9	18.2	34.5	56.0
Income tax expense	—	—	—	—
Depreciation and amortization	28.8	27.5	85.2	80.4
EBITDA	124.7	364.3	820.3	677.1
Add:
FIFO impacts (favorable) unfavorable	(54.3)	(50.9)	(83.3)	54.3
Share-based compensation, non-cash	2.1	4.9	8.3	15.6
Loss on extinguishment of debt	—	—	26.1	—
Major scheduled turnaround expenses	—	11.1	—	34.6
(Gain) loss on derivatives, net	(72.5)	168.9	(173.0)	277.4
Current period settlements on derivative contracts (a)	33.9	(53.2)	(3.9)	(80.4)
Expenses associated with Gary-Williams acquisition	—	2.0	—	10.3
Adjusted EBITDA	$33.9	$447.1	$594.5	$988.9
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(a)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income or operating income, as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly title measures of other entities; thereby limiting its usefulness as a comparative measure.

The Partnership announced a cash distribution of $0.30 per common unit for the third quarter of 2013. The distribution was based on the Partnership’s available cash, which equaled Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for future major scheduled turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distributions may be increased by previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

Three Months Ended September 30, 2013
(in millions, except per unit data)
Reconciliation of Adjusted EBITDA to Available cash for distribution
Adjusted EBITDA	$33.9
Adjustments:
Less:
Cash needs for debt service	(10.0)
Reserves for environmental and maintenance capital expenditures	(31.2)
Reserves for future turnarounds	(8.7)
Add:
Release of excess cash	60.0
Available cash for distribution	$44.0

Available cash for distribution, per unit	$0.30
Common units outstanding (in thousands)	147,600

Derivatives Summary. To reduce the basis risk between the price of products for Group 3 and that of the NYMEX associated with selling forward derivative contracts for NYMEX crack spreads, we may enter into basis swap positions to lock the price difference. If the difference between the price of products on the NYMEX and Group 3 (or some other price benchmark as we may deem appropriate) is different than the value contracted in the swap, then we will receive from or owe to the counterparty the difference on each unit of product contracted in the swap, thereby completing the locking of our margin. From time to time the Partnership holds various NYMEX positions through a third-party clearing house. In addition, the Partnership enters into commodity swap contracts. The physical volumes are not exchanged and these contracts are net settled with cash.

The table below summarizes our open commodity derivatives positions as of September 30, 2013. The positions are primarily in the form of ‘crack spread’ swap agreements with financial counterparties, wherein the Partnership will receive the fixed prices noted below. As of September 30, 2013, the open commodity derivative positions below were comprised of approximately 70.9% for distillate crack swaps, 25.5% for gasoline crack swaps and 3.6% for 2-1-1 crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
Fourth Quarter 2013	4,650,000	$28.01

First Quarter 2014	4,125,000	29.36
Second Quarter 2014	4,050,000	27.39
Third Quarter 2014	4,200,000	26.99
Fourth Quarter 2014	3,600,000	27.93

Total	20,625,000	$27.94
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(1)	Weighted-average price of all positions for period indicated.